Exhibit 10.1




                                                (reGISTERED DIRECT transactions)




               WESTELL TECHNOLOGIES, INC. SHARE PURCHASE AGREEMENT



         This SHARE PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of May 7, 2001, by and among Westell Technologies, Inc., a Delaware corporation (the "Company"), and the State Of Wisconsin Investment Board (the "Purchaser").

1.       AUTHORIZATION OF SALE OF THE SHARES

         Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 1,657,459 shares (the "Shares") of Class A common stock, par value $0.01 per share (the "Common Stock"), of the Company.

2.       AGREEMENT TO SELL AND PURCHASE THE SHARES

2.1      Purchase and Sale

         Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) that number of Shares set forth opposite such Purchaser's name on Schedule A attached hereto.

2.2      Purchase Price

         The purchase price of each Share shall be $1.81 (the "Per Share Price"). The Company shall not, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date (as defined below), without adjusting the price per Share hereunder accordingly, sell (i) Shares at a price per Share of the Per Share Price, or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged for, shares of the Company's common stock at a conversion, exchange or exercise price per Share of less than the Per Share Price; provided, however, the Company may issue (i) options to purchase Common Stock pursuant to the company's 1995 Stock Incentive Plan, (ii) Common Stock pursuant to its Employee Stock Purchase Plan, and (iii) Common Stock pursuant to the exercise of warrants outstanding on the date hereof. In the event the Company shall, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date, sell any shares of the Company's common stock at, or any instruments that can be converted into or otherwise exchanged for the Company's common stock, excluding any issuances described in clauses (i) through (iii) of the preceding sentence (the "Subsequent Sale") exercisable at, a price per Share (the "Subsequent Purchase Price") of less than the Per Share Price, the Company shall, within


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ten (10) business days of the Subsequent Sale, pay to the Purchaser, in cash, an amount equal to the number of Shares times the difference between the Per Share Price and the Subsequent Purchase Price.

3.       DELIVERY OF THE SHARES AT THE CLOSING

         (a) The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of , counsel to the Company, at 227, West Monroe Street, Chicago, Illinois 60606 at 9:00 a.m. local time on May 8, 2001, or such other time and date as may be agreed by the parties, (the "Closing Date").

         (b) At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth in Section 2 above. The Company will deliver one certificate representing 1,325,967 Shares and one certificate representing 331,492 Shares (the "Certificates") against delivery of payment for the Shares by the Purchasers. Prior to the Purchasers' delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

         (c) The Company's obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

              (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased under this Agreement; and

              (ii) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled before the Closing.

         (d) The Purchasers' obligations to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser's obligation:

              (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

              (ii) the Company shall have delivered to the Purchasers a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date; and


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              (iii) the Company shall have delivered to Purchasers a legal opinion in substantially the form attached hereto as Exhibit A.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

         4.1 Organization and Qualification

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, and the earnings, assets, business affairs or business prospects of the Company, taken as a whole ("Material Adverse Effect").

         4.2 Capitalization

         (a) The authorized capital stock of the Company consists of 85,000,000 shares of Common Stock, 25,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock.

         (b) As of the date hereof, 2001, the issued and outstanding capital stock of the Company consists of 42,472,787 shares of Common Stock and 19,124,869 shares of Class B Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights, and will not constitute "restricted securities" within the meaning of Rule 144 (a)(3) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         (c) The Company has reserved 8,103,723 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's 1995 Stock Incentive Plan and Employee Stock Purchase Plan.

         (d) The Company has reserved 909,000 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

         With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.


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         4.3 Issuance, Sale and Delivery of the Shares

         (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

         (b) The issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement.

         4.4 Financial Statements

         The financial statements included (as exhibits or otherwise) in the Disclosure Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified, subject in the case of unaudited statements, to normal year-end audit adjustments not material to the Company's financial position as a whole. Except as otherwise stated in such Disclosure Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements, except (i) as may be otherwise indicated in such financial statements or notes thereto or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements..

         4.5 No Material Change

         Since December 31, 2000, and except as set forth in the Disclosure Documents,

         (a) there has been no change that has a Material Adverse Effect or any development involving a prospective Material Adverse Effect, excluding political events and changes in economic conditions generally applicable to business enterprises in the same business as the Company;

         (b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

         (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         The Company has no material contingent obligations.

         4.6 Environmental

         Except as would not have a Material Adverse Effect,



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         (a) to the best of the Company's knowledge, the Company is in compliance with all applicable Environmental Laws (as defined below);

         (b) to the best of the Company's knowledge, the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

         (c) there are no pending or, to the best of the knowledge of the Company, threatened Environmental Claims (as defined below) against the Company.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code or policy and any published judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings relating in any way to any Environmental Law.

         4.7 No Defaults

         The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any material contract that is an exhibit to the Disclosure Documents except as would not have a Material Adverse Effect or as set forth in the Disclosure Documents.

         4.8 Labor Matters

         No labor dispute with any group of employees of the Company exists or, to the best knowledge of the Company, is imminent that would result in a Material Adverse Effect.

         4.9 No Actions

         Except as set forth in the Disclosure Documents, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement, nor, to the knowledge of the Company, is there any reasonable basis therefor. Except as set forth in the Disclosure Documents, the Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a Material Adverse Effect.

         4.10 Intellectual Property

         (a) To the best of the Company's knowledge, the Company has the patent and intellectual property rights necessary to conduct its business as it is now being conducted. No


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claim has been made against the Company regarding its alleged infringement of the intellectual property or patent rights of others that would be expected to have a Material Adverse Effect.

         (b) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the knowledge of the Company, is there any reasonable basis therefor.

         (c) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

         (d) The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights.

         (e) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business and other that such that would have a Material Adverse Effect. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful.

         (f) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

         (g) To the knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

         4.11 Permits

         The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         4.12 Due Execution, Delivery and Performance

         (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights


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generally and by general equitable principle (regardless or whether such enforceability is considered in a proceeding in equity or at law).

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject;
(iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order, except, with respect to clause (ii), to the extent that it would not have a Material Adverse Effect.

         4.13 Properties

         The Company has good title to its properties, free and clear of all security interests, mortgages, pledges, liens, charges, encumbrances and claims of record, except those that are described in the Disclosure Documents or would not have a Material Adverse Effect. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses, except as reflected in the Disclosure Documents or to the extent that it would not result in a Material Adverse Effect. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted, except to the extent that it would not have a Material Adverse Effect.

         4.14 Compliance

         The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate Material Adverse Effect.

         4.15 Contributions

         To the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

         4.16 Use of Proceeds; Investment Company

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         The Company intends to use the proceeds from the sale of the Shares for to repay bank debt, for working capital and other general corporate purposes.
The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.17 Prior Offerings

         To the best of the Company's knowledge, all offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

         4.18 Taxes

         The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in material default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         4.19 Other Governmental Proceedings

         Except as set forth in the Disclosure Documents, to the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective Material Adverse Effect.

         4.20 Transfer Taxes

         On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all material laws imposing such taxes will be or will have been fully complied with in all material respects.

         4.21 Insurance

         The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         4.22 Governmental/ Regulatory Consents


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         Except for the filing of the supplemental prospectus describing this transaction that is required to be filed with the SEC under Rule 424(b)(2) of the regulations of the Securities Act of 1933 (the "Supplemental Prospectus"), all registration authorization, approval, qualification or consent with or required by any court or governmental/regulatory authority or agency that is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement have been obtained.

         4.23 Securities and Exchange Commission Filings

         The Company has timely filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act.")

         4.24 Disclosure Documents

         The Company represents and warrants that the information contained in the following documents (the "Disclosure Documents"), which have been provided to Purchaser, as of their respective final dates, do not contain any untrue statement of a material fact or omit to state a material fact required to the stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, as of their final dates:

         (a) the Company's Registration Statement on Form S-3 (Registration No. 333-57810 attached hereto as Exhibit C) (including all exhibits thereto and all information and documents incorporated by reference therein, the "Registration Statement"), which includes the registration of the original issuance of the Shares of Common Stock purchased by the Purchasers pursuant to this Agreement, the Supplemental Prospectus and the Company's Prospectus included in the Registration Statement;

         (b) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

         (c) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000, as thereafter amended;

         (d) the Company's Proxy Statement for its 2000 Annual Meeting of Shareholders; and

         (e) all other documents, if any, filed by the Company with the Commission since December 31, 2000 pursuant to the reporting requirements of the Securities Exchange Act.

         4.25 Registration Statement

         The Registration Statement has become effective under the Securities Act, and no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act and nothing has come to our attention to lead us to believe that such proceedings are contemplated.

         4.26 Contracts



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         The contracts described in the Disclosure Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Documents, neither the Company nor, to the knowledge of the Company, any other party is in material breach of or default under any such contracts that will have a Material Adverse Effect.

         4.27 Listing of Shares

         The Company agrees to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and, so long as any Purchaser owns any of the Shares, shall maintain such listing of all Shares. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Stock from any of the national securities exchange or automated quotation system upon which the shares of Common Stock are then listed.

         4.28 No Manipulation of Stock

         The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser represents, warrants and covenants to the Company as follows:

         5.1 This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         5.2 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such execution, delivery and performance result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

6.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall


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survive the execution of this Agreement, the delivery to the Purchasers of the
Shares being purchased and the payment therefor.

7.       INDEMNIFICATION

         7.1 Indemnification

              7.1.1 Indemnification by the Company

         The Company agrees to indemnify and hold harmless each Purchaser, each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of such Purchaser and of any such controlling person against any and all liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach or alleged breach or other violation of any representation, warranty, covenant or undertaking by the Company contained in this Agreement, and the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

         7.1.2 Indemnification by the Purchaser

         Each Purchaser agrees severally but not jointly to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of the Company and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchaser contained in this Agreement, and the Purchaser will reimburse the Company for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

         7.1.3 Indemnification Procedure

         (a) Promptly after receipt by an indemnified party under this Section
7.1.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.1.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 7.1.3 or to the extent it is not prejudiced as a result of such failure.

         (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified


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party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

              (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

              (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 7.3, neither party shall be liable for any indemnification obligation under this Agreement until the aggregate amount in indemnifiable claims against such party exceeds 1% of the amount of gross proceeds received by the Purchaser for the sale of the shares.

         7.2 Stock Option Matters and Prohibition on Toxics

         The Company shall, within thirty (30) days of the Closing Date, adopt such amendments to, with respect to (i) and (ii) below, the Company's stock option plans and By-laws, and, with respect to (iii) and (iv) below, the Company's By-laws (together, the "Stock Option Plan and By-law Amendments") to provide that, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the company shall not:

              (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

              (ii) reduce the exercise price of any stock option granted under any existing or future stock option plan;

              (iii) sell or issue any security of the Company convertible, exercisable or exchangeable into shares of Common Stock, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

              (iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell Common Stock (or any security convertible, exercisable or exchangeable into shares of Common Stock ("Common Stock Equivalent")) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of Common Stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of Common Stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement)(the "Fixed Price") in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of Common Stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

          The Stock Option Plan and By-law Amendments may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders. Upon the adoption of the Stock Option Plan and By-law Amendments, the Company shall promptly furnish a copy of such amendments to the Purchasers. The Company agrees that, prior to the adoption of the Stock Option Plan and By-law Amendments by all necessary corporate action of the Company as described above, the Company shall not conduct any of the actions specified in (i), (ii), (iii) or (iv) above of this Section 7.2.

8.       LEGAL FEES AND OTHER TRANSACTION EXPENSES

         At the Closing, the Company agrees to pay a flat fee of $5,000 to the State of Wisconsin Investment Board for their legal and other transaction expenses (whether internal or external) arising in connection with the transactions contemplated by this Agreement.

9.       NOTICES

         All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

         (a)      if to the Company, to:

                  Chief Executive Officer
                  Westell Technologies, Inc.
                  750 N. Commons Drive
                  Aurora, IL 60504

                  With a copy to:

                  Neal White
                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois 60606
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

         (b) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10.      BROKER'S FEE

         Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser. The Company shall indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing by the company to any person or firm acting on behalf of the Company hereunder.

11.      MODIFICATION; AMENDMENT

         This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

12.      TERMINATION

         This Agreement may be terminated:

         (a) By the Company if the conditions set forth in Sections 3(c) are not be satisfied or have not been waived on or before thirty (30) days from the date of this Agreement.

         (b) By the Purchaser if the conditions set forth in Sections 3(d) are not be satisfied or have not been waived on or before thirty (30) days from the date of this Agreement.

13.      HEADINGS

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.      SEVERABILITY

         If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.      GOVERNING LAW; JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

16.      NO CONFLICTS OF INTEREST.

         The Company represents, warrants, and covenants that, to its knowledge, no trustee or employee of the State of Wisconsin Investment Board identified on the attached list, either directly or indirectly will, in connection with the investment made pursuant to this Agreement, receive (i) a personal interest in the Entity or the Entity's property or securities or (ii) anything of substantial economic value for his or her private benefit from the Entity or anyone acting on its behalf. As to ownership of an interest in the Entity's publicly traded securities, "knowledge" hereunder is based on the actual knowledge of the undersigned.

17.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.



         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        WESTELL TECHNOLOGIES, INC.

                                        By:      /s/ Nicholas C. Hindman, Sr.
                                             -----------------------------------

                                        Name:    Nicholas C. Hindman, Sr.
                                               ---------------------------------

                                        Its:     Vice President and Secretary
                                              ----------------------------------



                                        STATE OF WISCONSIN INVESTMENT BOARD

                                        By:      /s/ John F. Nelson
                                             -----------------------------------

                                        Name:    John F. Nelson
                                               ---------------------------------

                                        Title:   Investment Director
                                                --------------------------------

                                        Address:

                                        121 East Wilson Street
                                        Madison, WI 53702
                                        Facsimile: (608) 266-2436